Exhibit 99 - Unaudited pro forma condensed consolidated financial statements

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Upon receiving the deregistration order from the Securities and Exchange Commission declaring that the Company has ceased to be an investment company, the Company will prepare financial statements on a consolidated basis to include the financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries, rather than by the current investment company fair valuation approach.

The following table presents the Company's unaudited pro forma balance sheet and has been prepared as if the deregistration order was effective on September 30, 2015 and the unaudited pro forma statement of operations of the Company for the nine months ended September 30, 2015 assumes that the deregistration order was effective on January 1, 2015.

The unaudited pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements presents the Company's change in status from an investment company to an operating company no longer regulated as an investment company under the Investment Company Act of 1940 (the "Act"). These unaudited pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if the deregistration order in fact had occurred on such dates or at the beginning of such periods or the Company's financial position or results of operations for any future dates or periods.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
 September 30, 2015

		Pro Forma Adjustments
	SELF	Self Storage			Pro Forma
	Historical (A)	Properties (B)	Other		Combined
Assets
Property, plant and equipment - self storage	$-	$26,580,264	6,346,525	(C)	$32,926,789
Investments, at value
Wholly owned subsidiaries (cost $27,739,573 )	33,864,574	-	(33,864,574)	(D)	-
Unaffiliated issuers (cost $5,307,842)	6,717,910	-	(6,717,910)	(E) (F)	-
Cash / Cash and cash equivalents	29,754	989,901	2,829,049	(E)	3,848,704
Available-for-sale securities	-	-	3,888,861	(F)	3,888,861
Accounts receivable	-	102,635	-		102,635
Dividends receivable	13,203	-	-		13,203
Due from subsidiaries	1,919		(1,919)	(G)	-
Prepaid expenses and other assets	15,933	227,400	-		243,333

Total assets	$40,643,293	$27,900,200	$(27,519,968)		$41,023,525

Liabilities
Accounts payable and accrued expenses	$149,481	$316,829	(1,919)	(G)	$464,391
Due to affiliates	61,781	-	-		61,781
Deferred revenue	-	65,322	-		65,322

Total liabilities	211,262	382,151	(1,919)		591,494

Net Assets / Stockholders Equity
Capital stock and additional paid in capital	33,159,940	-	-		33,159,940
Undistributed net investment loss	(262,978)	-	-		(262,978)
Net unrealized appreciation on investments	7,535,069	-	(7,535,069)	(D) (H)	-
Member capital	-	27,739,573	(27,739,573)	(D)	-
Accumulated other comprehensive income	-	-	1,410,068	(H)	1,410,068
Retained earnings (deficit)	-	(221,524)	6,346,525	(C)	6,125,001

Total net assets / stockholders equity	40,432,031	27,518,049	(27,518,049)		40,432,031

Total liabilities and net assets / stockholders equity	$40,643,293	$27,900,200	$(27,519,968)		$41,023,525

See notes to unaudited pro forma condensed consolidated financial statements.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
 Nine Months Ended September 30, 2015
		Pro Forma Adjustments
	SELF	Self Storage			Pro Forma
	Historical (AA)	Properties (BB)	Other		Combined
Investment Income / Revenue
Rental revenue	$-	$3,213,814			$3,213,814
Other property related revenue	-	114,794			114,794
Dividends
Wholly-owned subsidiaries	1,140,000	-	(1,140,000)	(CC)	-
Unaffiliated issuers	122,041	-	(122,041)	(DD)	-

Total investment income / Total revenue	1,262,041	3,328,608	(1,262,041)		3,328,608

Expenses
Compensation and benefits	539,709	346,564			886,273
Property operating expenses	-	871,664			871,664
Depreciation and amortization	-	473,626			473,626
General and administrative	-	133,893	198,046	(EE)	331,939
Professional services	-	-	77,720	(FF)	77,720
Occupancy and other office expenses	95,105	-	(95,105)	(EE)	-
Registration	62,956	-	(62,956)	(EE)	-
Bookkeeping and pricing	58,045	-	(58,045)	(GG)	-
Auditing	31,955	-	(31,955)	(FF)	-
Directors	29,765	-	(29,765)	(FF)	-
Stockholder communications	17,678	-	(17,678)	(EE)	-
Legal	16,000	-	(16,000)	(FF)	-
Insurance	8,190	-	(8,190)	(EE)	-
Transfer agent	7,940	-	(7,940)	(EE)	-
Custodian	7,870	-	(7,870)	(GG)	-
Other	6,177	-	(6,177)	(EE)	-

Total expenses	881,390	1,825,747	(65,915)		2,641,222

Net investment income / Income from operations	380,651	1,502,861	(1,196,126)		687,386

Realized and Unrealized Gain (Loss) / Other Income
Dividend income	-	-	122,041	(DD)	122,041
Net realized gain on investments in unaffiliated issuers	900,368	-			900,368
Net unrealized appreciation (depreciation)
Wholly owned subsidiaries	2,570,001	-	(2,570,001)	(HH)	-
Unaffiliated issuers	(73,627)	-	73,627	(HH)	-

Net realized and unrealized gain / Other income	3,396,742	-	(2,496,374)		900,368

Net increase in net assets resulting from operations / Net income before taxes	3,777,393	1,502,861	(3,692,500)		1,587,754
Income taxes (a)	-	47,330			47,330

Net increase in net assets resulting from operations / Net income	$3,777,393	$1,455,531	$(3,692,500)		$1,540,424

Earnings per share					$0.21
Weighted average shares outstanding					7,416,766

(a) As a real estate investment trust, the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders, however the Company is subject to certain state and local taxes.

See notes to unaudited pro forma condensed consolidated financial statements.

SELF STORAGE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements have been prepared to show the Company's change in status from an investment company fair valuation accounting approach to an operating company consolidated basis to  include the accounts of the Company and its wholly owned subsidiaries SSG Bolingbrook LLC ("Bolingbrook"), SSG Dolton LLC ("Dolton"), SSG Merrillville LLC ("Merrillville"), SSG Rochester LLC ("Rochester"), SSG Sadsbury LLC ("Sadsbury"), SSG Summerville I LLC ("Summerville I"), SSG Summerville II LLC ("Summerville II"), and SSG Operations LLC ("SSG Ops") (collectively the "Self Storage Properties"). All intercompany balances and transactions have been eliminated in consolidation.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Historical Unaudited Statement of Assets and Liabilities. Represents the historical accounting of assets and liabilities of the Company as a registered investment company with its investments carried at fair value as of September 30, 2015.

(B) Represents the unaudited combined balance sheets of the Company's Self Storage Properties as of September 30, 2015. Each subsidiary except for Operations, owns and operates a self storage facility and each subsidiary maintains its own accounting books and records separate from the Company. Prior to the change in status as a registered investment company the Company recorded its investment in the Self Storage Properties at fair value and recorded the changes in the fair value as an unrealized gain or loss. Upon the effective date of the deregistration (assumed to be on September 30, 2015) of the Company as a registered investment company, the fair value accounting as a registered investment company will no longer apply to the Company, rather the Company will present on a consolidated basis, the underlying assets and liabilities of the Self Storage Properties. The Company's initial carrying value of the net assets of the Self Storage Properties will be the fair value on the effective date of the change in status.

	Combined Balance Sheets	Bolingbrook	Dolton	Merrillville	Rochester	Sadsbury	Summerville I	Summerville II	SSG Ops
Assets
Property, plant and equipment - self storage	$26,580,264	$5,527,336	$4,910,391	$4,627,961	$3,492,268	$4,549,504	$2,218,484	$1,242,309	$12,011
Cash and cash equivalents	989,901	151,008	228,547	159,568	195,821	117,784	91,336	45,837	-
Accounts receivable	102,635	7,986	20,115	27,449	9,019	8,662	15,216	14,188	-
Prepaid expenses and other assets	227,400	9,622	11,141	10,284	90,446	89,946	9,694	6,267	-

Total assets	$27,900,200	$5,695,952	$5,170,194	$4,825,262	$3,787,554	$4,765,896	$2,334,730	$1,308,601	$12,011

Liabilities and member capital
Accounts payable and accrued expenses	$316,829	$89,238	$71,178	$75,509	$5,883	$10,304	$38,038	$23,717	$2,962
Deferred revenue	65,322	8,874	8,841	7,104	14,047	10,291	11,469	4,696	-

Total liabilities	382,151	98,112	80,019	82,613	19,930	20,595	49,507	28,413	2,962

Member Capital
Member capital	27,739,573	5,700,000	5,100,000	4,825,000	3,750,000	4,750,000	2,300,000	1,300,000	14,573
Retained earnings (deficit)	(221,524)	(102,160)	(9,825)	(82,351)	17,624	(4,699)	(14,777)	(19,812)	(5,524)

Total member capital	27,518,049	5,597,840	5,090,175	4,742,649	3,767,624	4,745,301	2,285,223	1,280,188	9,049

Total liabilities and member capital	$27,900,200	$5,695,952	$5,170,194	$4,825,262	$3,787,554	$4,765,896	$2,334,730	$1,308,601	$12,011

(C) Represents the adjustment to the historical net assets of the Self Storage Properties (as detailed in Note B) to fair value on the effective date of the Company's deregistration as an investment company under the Act which is assumed to be effective September 30, 2015.

Fair value of the Self Storage Properties on the effective date of the change in status		$ 33,864,574

Total net assets of the combined Self Storage Properties
Property, plant and equipment – self storage	$ 26,580,264
Cash and cash equivalents	989,901
Accounts receivable	102,635
Prepaid expenses and other assets	227,400
Accounts payable and accrued expenses	(316,829)
Deferred revenue	(65,322)	27,518,049

Adjustment to record at fair value the net assets of the Self Storage Properties on the effective date of the change in status		$ 6,346,525

(D) Represents the elimination of carrying the ownership of the Self Storage Properties as an investment at fair value as a registered investment company.

(E) Represents the reclassification of the Company's investment in a money market fund which is deemed a cash equivalent to cash and cash equivalents.

(F) Represents the reclassification of common and preferred stock investments in securities to available-for-sale securities. Such investments will be accounted for at fair value with unrealized changes in fair value reflected as a separate component of "Other Comprehensive Income" a component of stockholders' equity.

(G) Represents the elimination of the intercompany receivables and payables among the Company and its subsidiaries.

(H) Represents the adjustment to reclassify the unrealized gain on the Company's investments in available-for-sale securities to pro forma accumulated other comprehensive income.

SELF STORAGE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(AA) Historical Unaudited Statement of Operations. Represents the historical accounting of the Company's statement of operations as a registered investment company with its investments carried at fair value for the nine months ended September 30, 2015.

(BB) Represents the unaudited combined statements of income of the Company's Self Storage Properties for the nine months ended September 30, 2015. Each subsidiary except for SSG Ops, owns and operates a self storage facility and each subsidiary maintains its own accounting books and records separate from the Company. Prior to the change in status as a registered investment company the Company recorded the change in the fair value of its Self Storage Properties as an unrealized gain or loss in the statement of operations. Upon the effective date of the deregistration (assumed to be January 1, 2015) of the Company as a registered investment company, the Company will consolidate the revenues and expenses of the Self Storage Properties presented in the statement of operations and no longer fair value the Self Storage Properties.

	Combined
	Statements of						Summerville	Summerville
	Income	Bolingbrook	Dolton	Merrillville	Rochester	Sadsbury	I	II	SSG Ops
Revenue
Rental revenue	$3,213,814	$482,609	$551,045	$458,680	$732,002	$457,199	$344,256	$188,023	$-
Other property related revenue	114,794	14,161	25,252	15,110	24,124	18,678	11,631	5,838	-

Total revenue	3,328,608	496,770	576,297	473,790	756,126	475,877	355,887	193,861	-

Expenses
Property operating expenses	871,664	137,515	120,727	98,021	229,678	151,380	86,332	48,011	-
Depreciation and amortization	473,626	96,719	87,780	84,734	64,293	76,199	40,801	23,100	-
Compensation and benefits	346,564	49,005	38,716	44,335	71,988	81,167	47,777	13,576	-
General and administrative	133,893	13,486	16,763	16,236	30,226	23,657	16,794	11,207	5,524

Total expenses	1,825,747	296,725	263,986	243,326	396,185	332,403	191,704	95,894	5,524

Net income before taxes	1,502,861	200,045	312,311	230,464	359,941	143,474	164,183	97,967	(5,524)
Income taxes	47,330	-	-	38,342	-	-	4,494	4,494	-

Net income	$1,455,531	$200,045	$312,311	$192,122	$359,941	$143,474	$159,689	$93,473	$(5,524)

(CC) Represents the elimination of the fair value accounting as a registered investment company for the underlying Self Storage Properties and providing for the underlying revenue and expenses of the Self Storage Properties (as detailed in Note BB) on a consolidated basis as of the Company's deregistration as an investment company under the Act, which is assumed to be January 1, 2015.

(DD) Represents the reclassification of dividend income from the unaffiliated issuers to Other Income.

(EE) Represents the reclassification of the following historical expenses of the Company incurred for the nine months ended September 30, 2015 to General and administrative.

General and administrative	$198,046
Occupancy and other office expenses	95,105
Registration	62,956
Stockholder communications	17,678
Transfer agent	7,940
Insurance	8,190
Other	6,177

(FF) Represents the reclassification of the following historical expenses of the Company incurred for the nine months ended September 30, 2015 to Professional services.

Professional services	$77,720
Legal	16,000
Directors	29,765
Auditing	31,955

 (GG) Represents the adjustment to eliminate the expenses which are attributable to the Company operating as an investment company.

(HH) Represents the adjustment to net unrealized appreciation to eliminate the income statement effect that was previously recorded by the Company under its existing accounting policy as an investment company, assuming that the deregistration order was effective on January 1, 2015. Available-for-sale securities would have been accounted for at fair value with unrealized changes in fair value recorded as a separate component of "other comprehensive income", a component of stockholders' equity.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Upon receiving the deregistration order from the Securities and Exchange Commission declaring that the Company has ceased to be an investment company, the Company will prepare financial statements on a consolidated basis to include the financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries, rather than by the current investment company fair valuation approach.

The following table presents the Company's unaudited pro forma balance sheet and has been prepared as if the deregistration order was effective on December 31, 2014 and the unaudited pro forma statement of operations of the Company for the year ended December 31, 2014 assumes that the deregistration order was effective on January 1, 2014.

The unaudited pro forma financial statements are based upon available information and upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements presents the Company's change in status from an investment company to an operating company no longer regulated as an investment company under the Investment Company Act of 1940 (the "Act"). These unaudited pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if the deregistration order in fact had occurred on such dates or at the beginning of such periods or the Company's financial position or results of operations for any future dates or periods.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
 December 31, 2014

		Pro Forma Adjustments
	SELF	Self Storage			Pro Forma
	Historical (A)	Properties (B)	Other		Combined
Assets
Property, plant and equipment - self storage	$-	$26,375,343	$4,092,055	(C)	$30,467,398
Investments, at value
Wholly owned subsidiaries (cost $27,275,000 )	30,830,000	-	(30,830,000)	(D)	-
Unaffiliated issuers (cost $5,899,986)	7,383,682	-	(7,383,682)	(E) (F)	-
Cash / Cash and cash equivalents	29,754	535,385	3,421,192	(E)	3,986,331
Available-for-sale securities	-	-	3,962,490	(F)	3,962,490
Accounts receivable	-	87,996	-		87,996
Dividends receivable	13,202	-	-		13,202
Due from subsidiaries	3,372		(3,372)	(G)	-
Prepaid expenses and other assets	10,195	122,065	-		132,260

Total assets	$38,270,205	$27,120,789	$(26,741,317)		$38,649,677

Liabilities
Accounts payable and accrued expenses	$125,223	$308,665	(3,372)	(G)	$430,516
Due to affiliates	44,074	219	-		44,293
Deferred revenue	-	73,960	-		73,960

Total liabilities	169,297	382,844	(3,372)		548,769

Net Assets / Stockholders Equity
Capital stock and additional paid in capital	33,159,940	-	-		33,159,940
Undistributed net investment loss	(97,728)	-	-		(97,728)
Net unrealized appreciation on investments	5,038,696	-	(5,038,696)	(D) (H)	-
Member capital	-	27,275,000	(27,275,000)	(D)	-
Accumulated other comprehensive income	-	-	1,483,696	(H)	1,483,696
Retained earnings (deficit)	-	(537,055)	4,092,055	(C)	3,555,000

Total net assets / stockholders equity	38,100,908	26,737,945	(26,737,945)		38,100,908

Total liabilities and net assets / stockholders equity	$38,270,205	$27,120,789	$(26,741,317)		$38,649,677

See notes to unaudited pro forma condensed consolidated financial statements.

SELF STORAGE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
 Year Ended December 31, 2014

		Pro Forma Adjustments
	SELF	Self Storage			Pro Forma
	Historical (AA)	Properties (BB)	Other		Combined
Investment Income / Revenue
Rental revenue	$-	$3,851,751			$3,851,751
Other property related revenue	-	128,109			128,109
Dividends
Wholly owned subsidiaries	2,178,000	-	(2,178,000)	(CC)	-
Unaffiliated issuers (net of $2,270 foreign tax withholding)	259,401	-	(259,401)	(DD)	-

Total investment income / Total revenue	2,437,401	3,979,860	(2,437,401)		3,979,860

Expenses
Property operating expenses	-	1,313,489			1,313,489
Compensation and benefits	778,843	463,870			1,242,713
Depreciation and amortization	-	711,095			711,095
Professional services	-	-	268,989	(EE)	268,989
General and administrative	-	27,825	165,893	(FF)	193,718
Occupancy and other office expenses	110,396	-	(110,396)	(FF)	-
Bookkeeping and pricing	84,123	-	(84,123)	(GG)	-
Auditing	38,985	-	(38,985)	(EE)	-
Directors	39,236	-	(39,236)	(EE)	-
Stockholder communications	24,607	-	(24,607)	(FF)	-
Legal	190,768	-	(190,768)	(EE)	-
Insurance	13,630	-	(13,630)	(FF)	-
Transfer agent	14,600	-	(14,600)	(FF)	-
Custodian	9,815	-	(9,815)	(GG)	-
Other	2,660	-	(2,660)	(FF)	-
Interest on bank credit facility	3,395	-	(3,395)	(GG)	-

Total expenses	1,311,058	2,516,279	(97,333)		3,730,004

Net investment income / Income from operations	1,126,343	1,463,581	(2,340,068)		249,856

Realized and Unrealized Gain (Loss) / Other Income
Dividend income	-	-	259,401	(DD)	259,401
Net realized gain on investments in unaffiliated issuers	1,505,832	-			1,505,832
Net unrealized appreciation
Wholly owned subsidiaries	3,092,500	-	(3,092,500)	(HH)	-
Unaffiliated issuers	364,113	-	(364,113)	(HH)	-

Net realized and unrealized gain / Other income	4,962,445	-	(3,456,613)		1,505,832

Net increase in net assets resulting from operations / Net income before taxes	6,088,788	1,463,581	(5,796,681)		1,755,688
Income taxes (a)	-	27,582			27,582

Net increase in net assets resulting from operations / Net income	$6,088,788	$1,435,999	$(5,796,681)		$1,728,106

Earnings per share					$0.23
Weighted average shares outstanding					7,416,766

(a) As a real estate investment trust , the Company is not subject to federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to stockholders, however the Company is subject to certain state and local taxes.

See notes to unaudited pro forma condensed consolidated financial statements.

SELF STORAGE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements have been prepared to show the Company's change in status from an investment company fair valuation accounting approach to an operating company consolidated basis to  include the accounts of the Company and its wholly owned subsidiaries SSG Bolingbrook LLC ("Bolingbrook"), SSG Dolton LLC ("Dolton"), SSG Merrillville LLC ("Merrillville"), SSG Rochester LLC ("Rochester"), SSG Sadsbury LLC ("Sadsbury"), SSG Summerville I LLC ("Summerville I"), and SSG Summerville II LLC ("Summerville II") (collectively the "Self Storage Properties"). All intercompany balances and transactions have been eliminated in consolidation.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Historical Unaudited Statement of Assets and Liabilities. Represents the historical accounting of assets and liabilities of the Company as a registered investment company with its investments carried at fair value as of December 31, 2014.

(B) Represents the unaudited combined balance sheets of the Company's Self Storage Properties as of December 31, 2014. Each subsidiary owns and operates a self storage facility and each subsidiary maintains its own accounting books and records separate from the Company. Prior to the change in status as a registered investment company the Company recorded its investment in the Self Storage Properties at fair value and recorded the changes in the fair value as an unrealized gain or loss. Upon the effective date of the deregistration (assumed to be on December 31, 2014) of the Company as a registered investment company, the fair value accounting as a registered investment company will no longer apply to the Company, rather the Company will present on a consolidated basis, the underlying assets and liabilities of the Self Storage Properties. The Company's initial carrying value of the net assets of the Self Storage Properties will be the fair value on the effective date of the change in status.

	Combined						Summerville	Summerville
	Balance Sheets	Bolingbrook	Dolton	Merrillville	Rochester	Sadsbury	I	II
Assets
Property plant and equipment - self storage	$26,375,343	$5,535,185	$4,995,872	$4,709,996	$3,488,748	$4,155,463	$2,234,732	$1,255,347

Cash and cash equivalents	535,385	180,626	109,258	72,597	127,846	13,153	19,249	12,656
Accounts receivable	87,996	4,713	21,385	28,303	7,630	7,051	11,895	7,019
Prepaid expenses	119,065	5,919	3,901	6,349	57,488	37,703	4,887	2,818

Total assets	$27,117,789	$5,726,443	$5,130,416	$4,817,245	$3,681,712	$4,213,370	$2,270,763	$1,277,840

Liabilities and member capital
Accounts payable and accrued expenses	$308,884	$115,045	$94,820	$68,294	$5,253	$11,712	$8,473	$5,287
Deferred revenue	73,960	13,603	10,732	8,424	13,775	9,833	11,756	5,837

Total liabilities	382,844	128,648	105,552	76,718	19,028	21,545	20,229	11,124

Member Capital
Member capital	27,275,000	5,700,000	5,100,000	4,825,000	3,750,000	4,300,000	2,300,000	1,300,000
Retained earnings (deficit)	(537,055)	(102,205)	(72,136)	(84,473)	(87,316)	(108,175)	(49,466)	(33,284)

Total member capital	26,737,945	5,597,795	5,027,864	4,740,527	3,662,684	4,191,825	2,250,534	1,266,716

Total liabilities and member capital	$27,120,789	$5,726,443	$5,133,416	$4,817,245	$3,681,712	$4,213,370	$2,270,763	$1,277,840

(C) Represents the adjustment to the historical net assets of the Self Storage Properties (as detailed in Note B) to fair value on the effective date of the Company's deregistration as an investment company under the Act which is assumed to be effective e December 31, 2014.

Fair value of the Self Storage Properties on the effective date of the change in status		$ 30,830,000

Total net assets of the combined Self Storage Properties
Property, plant and equipment – self storage	$ 26,375,343
Cash and cash equivalents	535,385
Accounts receivable	87,996
Prepaid expenses and other assets	122,065
Accounts payable and accrued expenses	(308,665)
Due to affiliates	(219)
Deferred revenue	( 73,960	) 26,737,945

Adjustment to record at fair value the net assets of the Self Storage Properties on the effective date of the change in status		$ 4,092,055

(D) Represents the elimination of carrying the ownership of the Self Storage Properties as an investment at fair value as a registered investment company.

(E) Represents the reclassification of the Company's investment in a money market fund which is deemed a cash equivalent to cash and cash equivalents.

(F) Represents the reclassification of common and preferred stock investments in securities to available-for-sale securities. Such investments will be accounted for at fair value with unrealized changes in fair value reflected as a separate component of "Other Comprehensive Income" a component of stockholders' equity.

(G) Represents the elimination of the intercompany receivables and payables among the Company and its subsidiaries.

(H) Represents the adjustment to reclassify the unrealized gain on the Company's investments in available-for-sale securities to pro forma accumulated other comprehensive income.

SELF STORAGE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(AA) Historical Unaudited Statement of Operations. Represents the historical accounting of the Company's statement of operations as a registered investment company with its investments carried at fair value for the year ended December 31, 2014.

(BB) Represents the unaudited combined statements of income of the Company's Self Storage Properties for the year ended December 31, 2014. Each subsidiary owns and operates a self storage facility and each subsidiary maintains its own accounting books and records separate from the Company. Prior to the change in status as a registered investment company the Company recorded the change in the fair value of its Self Storage Properties as an unrealized gain or loss in the statement of operations. Upon the effective date of the deregistration (assumed to be January 1, 2014) of the Company as a registered investment company, the Company will consolidate the revenues and expenses of the Self Storage Properties presented in the statement of operations and no longer fair value the Self Storage Properties.

	Combined
	Statements of						Summerville	Summerville
	Income	Bolingbrook	Dolton	Merrillville	Rochester	Sadsbury	I	II
Revenue
Rental revenue	$3,851,751	$673,951	$650,736	$570,844	$825,962	$538,554	$374,188	$217,516
Other property related revenue	128,109	17,129	27,519	17,415	32,745	19,812	9,263	4,226

Total revenue	3,979,860	691,080	678,255	588,259	858,707	558,366	383,451	221,742

Expenses
Compensation and benefits	463,870	61,670	48,748	54,252	108,202	104,136	68,424	18,438
Property operating expenses	1,313,489	214,672	206,163	126,289	358,819	176,333	146,245	84,968
Depreciation and amortization	711,095	153,986	139,392	133,896	83,818	86,468	69,573	43,962
General and administrative	27,825	1,342	722	76	5,396	19,407	608	274

Total expenses	2,516,279	431,670	395,025	314,513	556,235	386,344	284,850	147,642

Net income before taxes	1,463,581	259,410	283,230	273,746	302,472	172,022	98,601	74,100
Income taxes	27,582	-	-	24,210	-	-	2,023	1,349

Net income	$1,435,999	$259,410	$283,230	$249,536	$302,472	$172,022	$96,578	$72,751

(CC) Represents the elimination of the fair value accounting as a registered investment company for the underlying Self Storage Properties and providing for the underlying revenue and expenses of the Self Storage Properties (as detailed in Note BB) on a consolidated basis as of the Company's deregistration as an investment company under the Act, which is assumed to be January 1, 2014.

(DD) Represents the reclassification of dividend income from the unaffiliated issuers to Other Income. (EE) Represents the reclassification of the following historical expenses of the Company incurred for the year ended December 31, 2014 to Professional services.

Professional services	$268,989
Legal	190,768
Directors	39,236
Auditing	38,985

(FF) Represents the reclassification of the following historical expenses of the Company incurred for the year ended December 31, 2014 to General and administrative.

General and administrative	$165,893
Occupancy and other office expenses	110,396
Stockholder communications	24,607
Transfer agent	14,600
Insurance	13,630
Other	2,660

(GG) Represents the adjustment to eliminate the expenses which are attributable to the Company operating as an investment company.

(HH) Represents the adjustment to net unrealized appreciation to eliminate the income statement effect that was previously recorded by the Company under its existing accounting policy as an investment company, assuming that the deregistration order was effective on January 1, 2014. Available-for-sale securities would have been accounted for at fair value with unrealized changes in fair value recorded as a separate component of "other comprehensive income", a component of stockholders' equity.